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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
China Nepstar Chain Drugstore Ltd.:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ KPMG
Hong Kong, China
October 31, 2007